Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 3905 National Drive, Suite 110 Burtonsville, MD 20866 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy’s Technology for Generating Electricity from Movement of Cars Tested at Burger King®

First-ever field tests of MotionPower™ device validate Company’s strategies for engineering, materials, and technology deployment; Further testing at Four Seasons Washington, DC and Holiday Inn® Express.

Burtonsville, MD – (September 8, 2009) – New Energy Technologies, Inc. (Symbol: NENE), a next-generation alternative and renewable energy developer, today announced that engineers have successfully conducted the first-ever durability field-tests of the Company’s prototyped MotionPower™ technology for generating electricity from the motion of cars and light trucks -- a key step in optimizing New Energy’s MotionPower™ technology for commercial launch.

Durability testing was conducted at quick-service giant, Burger King’s, prominent franchise restaurant in the New York Metro area in Hillside, New Jersey throughout the busy Labor Day weekend from September 3rd to September 7th.  The Burger King® franchise is owned and operated by entrepreneurs, Mr. Drew Paterno and Mr. Michael Wallstein.

Click here to view a video report and news story on New Energy’s MotionPower™ durability tests at Burger King® from Mr. Rick Leventhal with FOX News Channel:

www.NewEnergyTechnologiesInc.com/BurgerKingTest/FoxNews.html

“It would be great to generate clean electricity by mechanically capturing the kinetic energy of the 100,000-plus cars that drive through our Hillside store alone each year,” stated entrepreneur and Burger King franchise owner, Mr. Drew Paterno. “If the MotionPower™ device works and does what we think it will do, we’d be interested in installing it in all our locations.”

New Energy’s MotionPower™ technology is designed to be installed in locations where hybrid, next-generation electrical, and conventional fuels-driven vehicles decelerate or stop, thus ensuring that vehicles are not ‘robbed’ of energy they would otherwise use to accelerate.  Instead, MotionPower™ devices actually assist vehicles in slowing down, and in the process of doing so, capture the vehicles’ motion energy before it is lost as brake heat, and creatively convert that energy into clean ‘green’ electricity.

“We’ve had a favorable response to our MotionPower™ technology from the marketplace and from those who generated electricity by driving their cars over our device.  We’re keen to aggressively commercialize our technology and have designed each phase of our testing to help move us towards this goal,” explained Mr. Meetesh Patel, Esq., President and CEO of New Energy Technologies, Inc.

For example, we undertook our durability tests during the busy Labor Day long weekend at a high-traffic site that’s typical of our installation target market,” Mr. Patel continued.  “The early data we’ve acquired from these Phase 1 tests of our first prototype for cars and light trucks validates our engineering approach, materials selection strategy, and product deployment plans – all very important factors in developing a commercially successful first-of-its kind technology for generating clean electricity from the motion of vehicles.”

In addition to tests conducted at Burger King®, engineers are undertaking additional durability testing of New Energy’s prototyped mechanical MotionPower™ system for cars and light trucks in the upcoming weeks at the Four Seasons Washington, DC and at the Holiday Inn Express® Baltimore.

MotionPower™: Practical, ‘Green’ Energy Harvesting

Designed as a roadway-based system for installation where vehicles are required to decelerate or stop, MotionPower™ technology assists vehicles in slowing down, and in the process of doing so, captures the slowing vehicles’ motion (kinetic) energy before it is lost as brake heat, and creatively converts that energy into clean, ‘green’ electricity.

As millions of vehicles slow or come to a stop at toll plazas, rest areas, traffic calming areas drive-thrus, and countless other roadway points, their motion energy, derived from the burning of fossil fuels, is dissipated in brakes and lost as heat to the environment. New Energy’s MotionPower™ devices use this lost energy to generate electricity.

MotionPower™ devices make use of the energy wasted by these millions of cars, trucks, and heavy vehicles when they slow down or come to a full stop countless times throughout the day, and convert this otherwise wasted energy into valuable, clean electricity.

Once fully optimized and installed, engineers anticipate that MotionPower™ devices may be used to augment or replace conventional electrical supplies for powering roadway signs, street and building lights, storage systems for back-up and emergency power, and other electronics, appliances, and even devices used in homes and businesses.

To-date, New Energy has filed nine new patent applications with the United States Patent and Trademark Office (USPTO) in order protect novel features of its MotionPower™ technology for generating electricity from the kinetic energy of moving vehicles.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•         MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles. An estimated 250 million registered vehicles drive more than 6 billion miles on America’s roadways, every day; and

•         SolarWindow™ technologies which enable transparent glass windows to generate electricity by coating their glass surfaces with the world’s smallest known solar cells. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a recently published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.